Date : 18 April 2022

CANCELLATION AGREEMENT

TO THE SHARE SALE AGREEMENT DATED 17.6.2021 FOR THE ACQUISITION OF THE ENTIRE ISSUED AND PAID UP SHARES IN GLOBAL RENEWABLES SDN BHD [Reg No. 200601011935 (Company No. 731685-A)] ("THE COMPANY")

Parties :

1. **HERMALISA BINTI MOHAMAD TAHIR (Malaysian Identity Card No. 910514-12-5816) ("the Vendor")** of Kampung Pasir Putih, Putatan, 88200 Penampang, Sabah, Malaysia of the one part;

And

2. **BIO RESOURCES LIMITED (LL12628),** a company incorporated under the Offshore Companies Act 1990 of Malaysia and having its address at Level 1, Lot 7, Block F, Saguking Commercial Building, Jalan Patau-Patau, 87000, Labuan FT, Malaysia **("the Purchaser")** of the other part.

WHEREAS:

1. Pursuant to a Sale & Purchase of Shares Agreement dated 17 June 2021 **("the Agreement")** signed between the parties, the Vendor had sold and the Purchaser had purchased the Company for a consideration sum of Ringgit Malaysia Twenty Five Thousand (RM 25,000.00) only **("Purchase Price")** subject to the terms and conditions therein contained.
2. The Purchase Price has yet to be settled in full pending due diligence. The Purchaser has transferred all the issued and paid up shares of the Company **("the Shares")** to the Vendor.
3. The parties hereto are now mutually desirous of cancelling and rendering the Agreement null and void upon terms and conditions hereinafter provided.

NOW THIS AGREEMENT WITNESSETH as follows:

1. **Interpretation**

   Words and phrases when used herein shall have the same meaning as prescribed in the Tenancy Agreement unless otherwise provided for herein.

2. **Consideration**

In consideration of the mutual covenants of the parties herein the parties have agreed to cancel and render null and void the Agreement upon terms herein contained.

3. **Return of documents**

a. It is hereby agreed that upon the signing of this Agreement, the Purchaser shall forthwith return all company documents to the Vendor and if the share transfers for the Shares have been effected, to transfer the Shares back to the Vendor at the Purchaser's cost and expense.

b. Thereafter neither party shall have any claims whatsoever against the other in respect of the Agreement.

4. **Effective Date**

This Cancellation Agreement shall take effect from the date the parties hereto execute this Agreement.

5. **Fees and Costs**

The Purchaser shall bear the legal costs and stamp duties for the preparation and stamping of this Agreement.

6. **TIME**

Time wherever mentioned shall be of the essence of this Agreement.

7. **Successors in title and Assigns bound**

This Agreement shall be binding on the heirs, personal representatives, executors, nominees and assigns of the parties hereto.

[the remainder of this Agreement is intentionally left blank]

IN WITNESS WHEREOF this Agreement has been executed the day and year first above written.

[VENDOR]

Signed by)
HERMALISA BINTI MOHAMAD TAHIR)
was affixed in the presence of -)
)

Name : NRIC No.:	Name : HERMALISA BINTI MOHAMAD TAHIR NRIC No.: 910514-12-5816

[PURCHASER]

THE COMMON SEAL of)
BIO RESOURCES LIMITED)
was affixed in the presence of -)

Director Name : KHOO YONG AI NRIC No.: 670214-07-5466	Common Seal